FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT


     This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT dated as of September 21, 2001 ("First Amendment") is made by and among Collins & Aikman Products Co., a Delaware corporation ("Products"); Western Avenue Dyers, L.P., a Delaware limited partnership ("WAD"); Elkin McCallum ("E. McCallum"); Kerry McCallum ("K. McCallum"); Penny Richards ("Richards"); and Tyng Textiles LLC, a Delaware limited liability company ("Tying"), amending certain provisions of the Asset Purchase Agreement dated as of August 17, 2001, (the "Purchase Agreement") by and among Products, WAD, E. McCallum, K. McCallum, Richards and Tyng. Capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Purchase Agreement.

     WHEREAS, Products, WAD, E. McCallum, K. McCallum, Richards and Tyng have agreed to modify certain terms and conditions of the Purchase Agreement as specifically set forth in this First Amendment.

     NOW THEREFORE, in consideration of the premises and mutual agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                             AMENDMENTS TO AGREEMENT


     1.1. The reference to $10,000,000 in Section 2.3.1 of the Purchase Agreement is hereby changed to $45,000,000.

     1.2. The second sentence of the second paragraph of Section 5.14 of the Purchase Agreement is hereby amended by inserting the following immediately after the term "Supply Agreement" in such clause:

     "(including, without limitation, their right to sell "seconds" to bona fide seconds dealers and "close-outs" as provided therein)".

     1.3. The reference to "Supply and Looms Agreement" in the definition of "Supply Agreement" is hereby amended to "Supply Agreement".




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                                   ARTICLE II

                        PROVISIONS OF GENERAL APPLICATION


     2.1. Except as otherwise expressly provided by this First Amendment, all of the terms, conditions and provisions to the Purchase Agreement remain unaltered. The Purchase Agreement and this First Amendment shall be read and construed as one agreement.

     2.2. If any of the terms of this First Amendment shall conflict in any respect with any of the terms of the Purchase Agreement, the terms of this First Amendment shall be controlling.



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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized officers all as of the day and year first above written.


                              COLLINS & AIKMAN PRODUCTS CO.


                              By:    /s/ Ronald T. Lindsay
                                     -------------------------------------------
                                     Name:   Ronald T. Lindsay
                                     Title:


                              WESTERN AVENUE DYERS, L.P.

                              By:  Tyng Textiles LLC, its General Partner


                              By:    Elkin McCallum
                                     -------------------------------------------
                                     Name:   Elkin McCallum
                                     Title:  Chief Executive Officer


                              ELKIN McCALLUM


                              /s/ Elkin McCallum
                              --------------------------------------------------


                              KERRY McCALLUM


                              /s/ Kerry McCallum
                              --------------------------------------------------

                              PENNY RICHARDS


                              /s/ Penny Richards
                              --------------------------------------------------

                              TYNG TEXTILES LLC


                              By:    /s/ Elkin McCallum
                                     -------------------------------------------
                                     its General Partner


                              By:    /s/ Elkin McCallum
                                     -------------------------------------------
                                     Name:   Elkin McCallum
                                     Title:  Chief Executive Officer